Excerpts from Transcript of October 27, 2010 Conference Call	EXHIBIT 99.1

Angel Atondo - Cavium Networks, Inc. - Senior Marketing Communications Manager

Good afternoon everyone, and welcome to Cavium Networks’ third quarter 2010 financial results conference call. Leading the call are Mr. Syed Ali, President and CEO of the Company, and Art Chadwick, Vice President and Chief Financial Officer.

Before we begin, I would like to remind you that various remarks that we make on this call, including those about our future financial results, including revenues, gross margins, operating expenses, design wins, product plans, our competitive situation, market trends, and our anticipated growth and profitability, all constitute forward-looking statements for the purpose of the Safe Harbor provisions under the Private Securities Litigation Reform Act. These forward-looking statements, and all other statements that may be made on this call that are not historical facts, are subject to a number of risks and uncertainties that may cause actual results to differ materially. We refer you to our most recent Form 10-K and Form 10-Q filed with the SEC, in particular to the section entitled Risk Factors, and to other reports that we may file from time to time with the SEC, for additional information on factors that could cause actual results to differ materially from our current expectations. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these forward-looking statements.

In addition, Cavium reports gross margin and net income, and basic and diluted net income per share, in accordance with the GAAP and additionally on a non-GAAP basis. Management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance, and Cavium therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. Cavium has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results. The full reconciliation of the GAAP to non-GAAP financial data can be found in our earnings release issued earlier today, and we ask that you review it in conjunction with this call.

I will now turn the call over to Syed Ali. Syed?

Syed Ali - Cavium Networks, Inc. - Chairman, Chief Executive Officer and President

Thanks, Angel, and thanks to everyone for joining us today.

In brief, Cavium’s third quarter revenue was $55.2 million, which represents an 11% sequential increase and a 113% year-over-year growth. Non-GAAP margins grew 70 basis points quarter-over-quarter, and came in at 65.1%, which resulted in a non-GAAP net income of approximately $12.5 million or $0.25 per share, which is a 22% sequential increase. Our GAAP income for the quarter was $5 million or $0.10 per share. I will provide more details on the Q3 financial results and Q4 2010 guidance shortly.

I will now move on to give you a breakdown of our Q3 revenues, along with a general update on the demand environment. I will then discuss design wins, and new customer and partner relationships. Q3 was another strong quarter for Cavium. All three of our segments grew sequentially. In Q3, the enterprise and service provider market was 68% of sales, and grew 11% quarter-over-quarter. Within this segment, the service provider market again continued to deliver strong growth, driven largely by wireless infrastructure buildout at customers such as Nokia Siemens, Alcatel Lucent, Huawei and ZTE. In the enterprise comp segment, growth was driven by customers such as F5, Citrix and Juniper.

The broadband and consumer market came in at 19% of sales, and grew 3% sequentially. In Q3 the fiber-to-the-home segment was down sequentially, whereas the non-SPX segments were up. The software and services segment was 13% of total revenues in Q3, and grew 22% sequentially. Revenues were driven by subscriptions and services at customers such as NEC, ALU, and Samsung.

Overall our top customer in Q3 was again Cisco systems, which came in at 20% of sales and declined 9% quarter-over-quarter. The decline was driven by inventory- related issues and also by a larger amount of our product to Cisco going through the Hub system. There were no other 10% customers. Bookings continued to be strong for us in the quarter, which will continue to drive sequential sales growth for us in Q4.

Now I would like to move on and give a brief outlook on our sales and markets for Q4. In Q4, we expect the overall revenue performance for the enterprise and service provider segment to be a bit muted, driven by softness in the enterprise segment. In the enterprise segment, we see softness primarily in older legacy designs, while the new designs are growing. The bright spots will be more sub-segment and customer-specific in markets such as network infrastructure and at the data center. In Q4 we expect two other segments, namely the broadband and consumer, and the software and services segments to primarily drive our sequential growth.

Sales in the broadband and consumer business are expected to be driven by fiber-to-the-home, and sales of our ECONA and PureVu products. MontaVista sales will be driven by both subscription sales and robust service sales to customers such as BOSCH. Over the past quarter, MontaVista has seen a dramatic increase in its pipeline for software services and subscriptions. In the past, MontaVista used an India-based software company named Celestial Systems to offload some of their contract work. Due to the strong outlook for the MontaVista business, we decided to acquire Celestial Systems in Q4 for $4.4 million in cash. This transaction will be OpEx-neutral to us, because Celestial’s OpEx would be would be covered by the service costs that MontaVista will save by bringing them in-house. The added benefit is that we have additional Indian-based engineering resources that can be deployed by MontaVista to address the new significant business opportunities that we are seeing. This acquisition will greatly strengthen MontaVista’s business, while providing a compelling cost structure, which will enhance gross margins and MontaVista’s competitiveness in the market. Approximately 60 employees will be joining our MontaVista subsidiary in India during the fourth quarter, all of them based in India.

Now I would like to move on and provide an update on actual Q3 design wins. This quarter, we maintained our strong design win momentum at a wide range of Tier 1 OEMs across our OCTEON, PureVu, NITROX and ECONA processor families. Additionally, our overall pipeline of potential design wins remains at its strongest level across enterprise, service provider, broadband consumer, and the software and services segment.

In Q2, we started initial sampling of our OCTEON II 63XX processors, as well as our single chip PureVu SOC processors. I’m pleased to report that over the last two quarters, that is the Q2/Q3 time frame, we have achieved a record number of design wins for our new OCTEON II family, and locked up many of the desirable sockets that were up for grabs in 2010. We have done large-scale sampling of our OCTEON II processors to over 20 key customers across the full range of frequency options, resulting in the fastest time to initial shipment and customer board bring up relative to any previous processor in the history of Cavium. These designs include ones that are follow-ons to the older OCTEON Plus-based designs, as well as new designs which have selected OCTEON II for the first time. Additionally, our design win rates for our 63XX, the 32-core 68XX, and OCTEON Plus processors remains at highly elevated levels.

All these highlight several positive developments. First, existing customers are seeing seamless software migration from existing designs to new OCTEON II designs, likely resulting in faster time to revenue. Second, demand for new multi-core processors is strong across a broad set of customers and applications. Finally, customers are very confident in selecting our OCTEON processors, due to the maturity of multi-core software and hardware, and market-leading integration and performance.

Our design wins in Q3 were spread across all key target applications, and across low to high performance and price points. The enterprise and service provider market delivered the highest design wins based on expected annual revenues, followed by broadband and consumer. We closed multiple new design wins at a number of Tier 1 customers, including Advantec, Blue Coat, Cisco, Erickson, F5, NEC, Sonic Wall, Bell Labs and Zitel. On the broadband and consumer side, we won designs in a broad range of customers, including Cameo, D-Link, Edimax, IOGear, Logitech, and Westell.

Our PureVu SOC processors have also seen widespread sampling in the quarter, across a wide range of applications. For our PureVu SOC processors, we now have several projects underway with both Tier 1 TV and Tier 1 PC manufacturers, along with several retail manufacturers, as I mentioned in the last earnings call that we expected to see prototype samples of at least two Tier 1s built by Q4. In fact, we have these in-house now, and are helping to expedite the bring-up. We are also very excited to see a range of new use cases emerge for our wireless display technology, like mobile wireless TVs for the home, and mobile virtual desktop tablets for the home. Overall, were are pleased with this progress, and are increasingly optimistic about the market potential of the PureVu products.

In the enterprise and data center space, we won major new designs in secure enterprise routers, enterprise switches, service cards, server NICs, WAN optimization gateways, next generation unified security appliances, wireless LAN controllers, enterprise wireless LAN access points, military applications, and enterprise video conferencing applications.

In the service provider segment, we won key new designs in 3G/4G wireless base station, wireless packet core gateways, mobile subscriber aggregation and services gateways, DSLAMs, wireless test equipment, and services cards. In the broadband and consumer, we won new designs in high definition over wi-fi applications, consumer NAS products, SMB routers, smart grid controllers, USB device servers, and Home cloud routers.

Now I’d like to move on and talk about the new products and solutions that we announced during the quarter. In September, we launched our 10 gigabit ethernet intelligent adapters, based upon our OCTEON II processors. The demand for 10 gigabit ethernet is growing significantly in enterprise and data centers. Enterprisers are adopting cloud technologies and WAN applications, which are in turn driving an increased need for high-performance networking, in-line Deep Packet inspection and compression. Next generation security applications require advanced in-line DPI solutions to handle Web 2.0 applications.

In the data center market, convergence of network and storage is increasing the demand for PCP optimization, high SCSI offload, compression, rig, and deduplication functionality. Additionally, solid state drive deployment is on the rise, requiring superior failover mechanisms. Cavium’s intelligent network adaptor family delivers 10-gigabit performance for networking, security, compression, storage, and in-line advanced EPI functionality with dual 10-gigabit ethernet interfaces in a single PCI-Express gen 2 form factor. The intelligent network adapters also support non-volatile memory for data retention, and failover in SSD deployments. As a result, these adapters enable rapid time to market for a wide variety of applications, including data center security, cloud computing, network and storage data compression, Deep Packet Inspection, WAN optimization, PCP, and high SCSI offload.

In early October, we introduced our PureVu 3-D, the world’s first standards-based low latency 3-D wireless display technology. According to market reports, 3-D TV market penetration is expected to grow from a 5% share of the total flat panel TVs in 2010 to just under 40% in 2014. Hollywood studios are increasing their production of 3-D movies dramatically. This rapid rise in adoption of 3-D capability in various CE devices is creating a large demand for silicon platforms that can support the much higher processing performance requirements of 3-D, and the more intelligent compression requirements.

The PureVu 3-D processor utilizes Cavium’s high-performance Wi-View wire display technology, which combines industry-leading super low latency compression technology, HDCP content protection, and intelligent video quality of service capabilities, to bring 3-D wireless display functionality over standard space wi-fi to a variety of consumer electronic devices. When compatible and software compatible with its 2-D counterparts, the new CNW 53XX processors minimize the system’s Bill-of-Material (BOM) costs and design effort for OEMs and ODMs looking to offer a platform for both their 2-D and 3-D lineups. With their 1080p 3-D processing capability, two milliseconds of H264 compression latency, and advanced video quality of service, Cavium’s PureVu 3-D video processors are ideally suited to bring 3-D wireless display capability to a wide range of devices.

Also, earlier this week we launched our NITROX III line of processors, which are the world’s highest performance security and compression processors for application delivery, cloud computing and WAN optimization applications. Rapidly increasing online commerce and security, coupled with new stronger SSL security guidelines from the National Institute of Standards and Technology, are driving unprecedented levels of security performance requirements for data center and enterprise equipment. Vendors are also rapidly adding features to support virtualization in their networking and blade server systems. High-performance traffic compression is also becoming a critical feature for data centers and branch offices, due to the need to send an exploding volume of traffic on limited capacity wires.

Finally, energy usage has become a dominant factor, driving cost capacity, and requiring next generation solutions to fit in the most energy efficient footprint. The single chip NITROX III processors, with up to 64 purpose-built cores and PCI-Express Gen 2 connectivity, deliver unmatched performance, with up to 200,000 SSL operations per second, 40 gigabits of security, and 20 gigabits of compression, along with SRIOV virtualization support, while slashing power consumption and board real estate. This level of performance is up to 10 times greater than alternate solutions within the same power envelope, and enables OEM customers to achieve the highest level of rich, secure services, at a very low power consumption. According to industry sources like the Linley Group, Cavium’s NITROX product family today is the industry’s number one security processor family designed into enterprise data center and service provider applications. The NITROX III product line will cement our position as the number one vendor of security processors in the world, and will add to our growth as security becomes a critical need in the cloud infrastructure.

Also this month our MontaVista Division introduced Carrier Grade Edition Linux 6.0, our highly innovative and significant product offering for the embedded Linux market. The latest OS release delivers a high performance, high availability, carrier grade quality Linux for next generation multi-core architectures, while lowering overall operational costs. Key features include a Bare Metal Engine, which delivers realtime operating system performance in a Linux environment, to eliminate performance versus functionality tradeoffs. Multi-core embedded virtualization capabilities were included that are essential for next generation OEM equipment. And finally, this release also features sophisticated power management technology.

As part of the press announcement that you may have seen, Cisco reaffirmed its reliance on the performance and reliability of MontaVista Linux Carrier Grade Edition to power many of its networking products, and highlighted a continued partnership with MontaVista for embedded Linux innovation.

In the recent quarter, we showcased our products and solutions at a number of trade shows and conferences, which included the following. The Linley Tech Processor Conference in September; the CEATAC 2010 in Tokyo, where we showed our 2-D and 3-D video processors; and in October, at the 4G World Conference in Chicago, we showed optimized 3G and 4G wireless infrastructure solutions based on our OCTEON multi-core processors.

During the quarter we also announced customer and partner relationships. Citrix integrated our high-security FIPS 140-2 certified adapters into four new NetScaler platforms. And Commtron released an OCTEON II AMC sub-system for 4G, LTE and WiMax base station vendors. Tata-Elxsi, MetaSwitch and Critical Blue announced software solutions for the OCTEON processors. The ecosystem around our processors is becoming stronger every quarter, which in turn helps drive quicker adoption of our processors.

In summary, Q3 was another exceptional quarter for us with record top line revenues, record operating margins and earnings. The continued strength in our design win rates across all our new products bodes well for future growth.

On that note, I would now like to turn the call over to Art Chadwick, who will provide a detailed discussion of the Q3 financial results and guidance for Q4. After that, we’ll be happy to take your questions. Art?

Art Chadwick - Cavium Networks, Inc. - Chief Financial Officer, Principal Accounting Officer and Vice President of Finance

Great. Thanks Syed, and thanks to all of you for joining us today. I’ll first go through Q3 financial highlights, and then provide guidance for the fourth quarter of 2010. But first, I’d like to remind you that in our press release we announced both GAAP and non-GAAP results, and ask that you refer to our press release for a detailed reconciliation between the GAAP and non-GAAP results that I will discuss in a moment.

So as Syed mentioned, the third quarter was another record quarter for us; with record revenue, continued growth and operating margin expansion, strong earnings growth, and very positive cash flow from operations. Revenue was a record $55.2 million, which was an 11% sequential increase over Q2 and a 113% increase over the same quarter last year. This was the sixth quarter in a row of double-digit sequential growth.

Third quarter sales growth came from all three of our market segments. Sales into the enterprise and service provider markets were $37.6 million or 68% of total sales. Sales into broadband and consumer were $10.5 million or 19% of sales, and sales of software and services were $7.1 million or 13% of sales.

Cisco Systems was again our largest customer, with sales of $10.9 million or 20% of total sales, down from $11.9 million or 24% of sales in Q2. No other customer accounted for more than 10% of sales during the quarter. Another interesting fact is that of our top 10 customers this quarter, though sales decreased to Cisco, they increased sequentially for each of the remaining nine top 10 customers. Sales to our top five customers accounted for 43% of sales, and sales to the top 10 customers accounted for 57% of total sales.

We had continued gross margin expansion this quarter. Non-GAAP gross margins were 65.1%, which was a 70-basis point sequential increase over margins in Q2. To put this into a slightly longer term perspective, gross margins have now improved by nearly 10 points during the last year. Higher margins have been driven by a strong mix of high core count processor sales, from continued reductions in product costs, specifically reduced wafer assembly and test costs, as well as reduced manufacturing and overhead costs as a percentage of sales.

Non-GAAP operating expenses were $22.8 million, up 5% from $21.6 million in Q2, due primarily to higher R&D related to new product development. Non-GAAP R&D expenses were $12.9 million and non-GAAP SG&A expenses were $9.8 million. We entered the quarter with 546 employees, an increase of 25 during the quarter; again, primarily in engineering, and more than half of which were in India. Non-GAAP operating income in Q3 was $13.2 million or 23.9% of sales. This was a 25% sequential increase in non-GAAP operating income, and a 280 basis point sequential improvement in operating margins over Q2. The improved operating income was due to the higher sales, higher gross margins, and managed growth of operating expenses. Non-GAAP operating margins have now gone from 4% in the third quarter of last year to 12% in Q4, 16% in Q1, to 21% in Q2, and now nearly 24% in Q3; which again shows the strong leverage in our operating model.

Interest and other income was nominal this quarter, and income taxes for the quarter were $642,000 or approximately 5% of non-GAAP earnings. We generated positive net income of $5 million or $0.10 per share, compared with Q2 GAAP net income of just $0.6 million or $0.01 per share. Non-GAAP net income for the quarter was $12.5 million or $0.25 per share, compared to $10.2 million or $0.20 per share in Q2. Non-GAAP net income excludes $7.6 million in expenses, which was down from $9.6 million in non-GAAP expenses in Q2. The $7.6 million was comprised of $6.1 million in stock-based compensation expense, $1.2 million in amortization of acquired intangible assets, and approximately $0.3 million in other acquisition-related expenses. We generated more than $14 million in cash from operations during the quarter, and ended the quarter with $83.2 million in cash and equivalents.

Accounts receivable were $31.7 million, which was essentially flat with the prior quarter, even though sales increased 11%. The resulting Q3 DSOs were 53 days, down from 57 days in Q2. Inventory at the end of the quarter was $22.7 million; this was a 7% increase in total ending inventory, on an 11% increase in sales.

And as Syed mentioned a few minutes ago, we acquired Celestial Systems, which is an India-based engineering group, for approximately $4.4 million in cash, and this amount will be paid during the fourth quarter.

So now I’d like to provide more guidance for the fourth quarter of 2010. We are entering Q4 with strong backlog and good visibility. We expect continued sequential sales growth, as well as continued operating margin expansion and earnings growth. More specifically, we expect that sales in the fourth quarter will be between $58 million and $60 million, which would provide a sequential growth rate of somewhere between 5% and 9%. Gross margins are expected to remain relatively flat, in the 64% to 65% range. We plan to manage operating expense growth to about half of our sequential sales growth in Q4, which means that expenses will increase somewhere between 3% and 5% sequentially, primarily from additional R&D related to new product development.

The higher revenue, along with managed OpEx growth, should expand operating margins by another 100 to 200 basis points, going from Q3 to Q4. This would put non-GAAP operating margins between 25% and 26% in the fourth quarter. Net interest and other income will likely be a net expense of approximately $200,000. Income taxes are expected to be approximately 7% to 8% of non-GAAP income in the fourth quarter, and would be approximately 15% of non-GAAP income in 2011.

So based on those assumptions, we expect that fourth quarter non-GAAP net income should be somewhere between $0.27 and $0.28 per share. Our non-GAAP results in Q4 will exclude approximately $6 million in stock-based compensation expense, and approximately $1.3 million in amortization of acquired intangible assets. Our non-GAAP share count will be approximately 51 million shares in Q4.

So overall, we are entering Q4 with strong backlog and good visibility, and are looking forward to continued sales and earnings growth in the fourth quarter and beyond.